Exhibit 99.1

News Release

International Paper Reports Third Quarter Earnings

Strong Results in Challenging Global Environment

Excellent Cash Flow

MEMPHIS, Tenn. – October 25, 2012 – International Paper today reported third quarter 2012 net earnings from continuing operations attributable to common shareholders totaling $223 million ($0.51 per share), compared with net earnings of $118 million ($0.27 per share) in the second quarter of 2012 and $468 million ($1.08 per share) in the third quarter of 2011. Amounts in all periods include the impact of special items.

Diluted Earnings Per Share Attributable to International Paper Common Shareholders

	Third Quarter 2012	Second Quarter 2012	Third Quarter 2011
Net Earnings	$0.54	$0.31	$1.08
Less-Discontinued Operations (Gain)	(0.03)	(0.04)	0.00

Earnings from Continuing Operations	$0.51	$0.27	$1.08

Add Back – Net Special Items Expense (Income)	$0.24	$0.19	$(0.27)

Earnings from Continuing Operations and Before Special Items	$0.75	$0.46	$0.81

Quarterly net sales were $7.0 billion compared with $7.1 billion in the second quarter of 2012 and $6.6 billion in the third quarter of 2011.

Operating profits were $539 million in the third quarter of 2012, compared with $426 million in the second quarter of 2012 and $571 million in the third quarter of 2011, all of which included special items.

“The company generated excellent cash flow in the third quarter, despite the backdrop of slow global economic growth,” said John Faraci, Chairman and Chief Executive Officer. “Looking ahead to next year, many of our key strategic projects will be ramping up around the globe. This, along with our earnings trajectory in North America Industrial Packaging, will allow us to deliver significant progress on our earnings and cash flow runway as we head into 2013.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2012 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging posted earnings of $342 million ($255 million including special items) in the third quarter of 2012, versus $367 million ($260 million including special items) in the second quarter of 2012. Lower planned maintenance downtime costs, solid manufacturing performance and decreased input costs, were offset by lower sales volumes, the operational impact of divesting three containerboard mills during the quarter and an unfavorable inventory valuation adjustment.

Printing Papers operating profits were $201 million ($202 million including special items) versus $106 million ($104 million including special items) in the second quarter of 2012. The earnings increase was primarily due to lower planned maintenance expenses in both North America and Europe. Uncoated freesheet paper sales volumes were seasonally higher, but were partially offset by higher input costs in North America and Brazil. The start-up of the Franklin mill improved earnings by $12 million.

Consumer Packaging operating profits were $67 million before and after special items, compared with $63 million ($57 million including special items) in the second quarter of 2012. Slow demand and pricing pressure impacted the quarter, but were offset by lower planned maintenance expenses. Earnings in the third quarter for the Foodservice business were strong again and in line with the prior quarter.

xpedx, the company’s North American distribution business, reported operating profits of $24 million ($15 million including special items), compared with $17 million ($5 million including special items) in the second quarter of 2012. Seasonal volume improvement was partially offset by lower commercial print margins.

International Paper recorded Ilim Joint Venture equity earnings of $33 million, compared with an equity loss of $25 million in the second quarter of 2012. Weak pulp prices and lower sales volumes of pulp to the Chinese market negatively impacted operational results. Results were also impacted by an after-tax foreign exchange gain of $21 million in the current quarter, after realizing an after-tax loss of $41 million in the second quarter, both due to non-cash adjustments associated with the Ilim Group joint venture’s U.S. dollar denominated debt.

Net corporate expenses for the 2012 third quarter were $41 million compared with $45 million in the second quarter of 2012 and $34 million in the third quarter of 2011. The increase compared with the third quarter of 2011 primarily reflects higher pension costs.

Effective Tax Rate

The effective tax rate before special items for the third quarter of 2012 was 31 percent, compared with an effective tax rate before special items of 32 percent in the second quarter of 2012. The lower rate in the 2012 third quarter reflects adjustments to prior year income tax estimates as the result of filing the Company’s 2011 income tax returns and the release of tax reserves due to the expiration of statutes of limitation.

Effects of Special Items

Special items in the third quarter of 2012 included pre-tax charges of $33 million ($24 million after taxes) for restructuring and other charges, pre-tax charges of $58 million ($34 million after taxes) for integration costs related to the Temple-Inland acquisition, and pre-tax charges of $19 million ($49 million after taxes) for costs associated with the divestiture of three containerboard mills. Restructuring and other charges included pre-tax charges of $13 million ($8 million after taxes) for debt extinguishment costs, pre-tax charges of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $16 million ($11 million after taxes) for costs associated with the restructuring of our Packaging business in Europe, and a net pre-tax gain of $4 million (a charge of $1 million after taxes) for other items.

Special items in the second quarter of 2012 included pre-tax charges of $21 million ($13 million after taxes) for restructuring and other charges, a pre-tax charge of $62 million ($38 million after taxes) to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, pre-tax charges of $35 million ($22 million after taxes) for integration costs related to the Temple-Inland acquisition, pre-tax charges of $9 million ($5 million after taxes) for costs associated with the announced third-quarter 2012 divestiture of the Hueneme mill and two other containerboard mills, and pre-tax charges of $9 million ($7 million after taxes) for other items. Restructuring and other charges included pre-tax charges of $10 million ($6 million after taxes) for debt extinguishment costs, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.

Special items in the third quarter of 2011 included a pre-tax charge of $49 million ($32 million after taxes) for restructuring and other charges and a pre-tax charge of $82 million (a gain of $148 million after a $222 million tax benefit and a gain of $8 million related to a non-controlling interest) to reduce the carrying value of our Shorewood business to estimated fair market value. Restructuring and other charges included a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $18 million ($13 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the signing of an agreement to acquire Temple- Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of our Shorewood business, and a pre-tax charge of $1 million ($0 million after taxes) for other items.

Discontinued Operations

Discontinued operations in both the third and second quarters of 2012 included the operating earnings of Temple-Inland’s Building Products business. Also included in the third quarter of 2012 are pre-tax charges of $2 million ($1 million after taxes) for expenses associated with pursuing the divestiture of this business.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EDT / 8:00 a.m. CDT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties in the U.S. who wish to participate in the webcast via teleconference may dial (877) 316-2541. Those outside the U.S. should dial +1 (706) 679-8242 and ask to be connected to the International Paper Third-Quarter Earnings Call. The conference ID number is 35786152. Participants should call in no later than 8:45 a.m. EDT/7:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 35786152.

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 70,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2011 were $26 billion. Temple-Inland Inc., which was acquired in February 2012, had 2011 net sales of $4 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture; (vi) the failure to realize synergies and cost savings from the Temple-Inland transaction or delay in realization thereof; and (vii) our ability to achieve the benefits we expect from all other strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Glenn Landau, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2012		2011		2012		2012		2011
Net Sales	$7,026		$6,632		$7,077		$20,758		$19,667

Costs and Expenses
Cost of products sold	5,140	(a)	4,793		5,270	(i)	15,394	(m)	14,298	(q)
Selling and administrative expenses	527	(b)	477		474	(j)	1,514	(n)	1,446
Depreciation, amortization and cost of timber harvested	383		335		366		1,111		1,011
Distribution expenses	403		352		448		1,198		1,053
Taxes other than payroll and income taxes	39		33		44		124		111
Restructuring and other charges	33	(c)	49	(e)	21	(k)	88	(o)	84	(r)
Net (gains) losses on sales and impairments of businesses	18	(d)	82	(f)	78	(l)	89	(p)	219	(s)
Interest expense, net	163		130		172		503		403

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	320	(a-d)	381	(e-f)	204	(i-l)	737	(m-p)	1,042	(q-s)
Income tax (benefit) provision	130		(84	) (g)	57		257		157	(g)
Equity earnings (loss), net of taxes	34		—		(26)		52		117

Earnings From Continuing Operations	224	(a-d)	465	(e-g)	121	(i-l)	532	(m-p)	1,002	(g, q-s)
Discontinued operations, net of taxes	14		—		16		35		49

Net Earnings	$238	(a-d)	$465	(e-g)	$137	(i-l)	$567	(m-p)	$1,051	(g, q-s)
Less: Net earnings (loss) attributable to noncontrolling interests	1		(3	) (h)	3		8		10

Net Earnings Attributable to International Paper Company	$237	(a-d)	$468	(e-h)	$134	(i-l)	$559	(m-p)	$1,041	(g, q-s)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.51	(a-d)	$1.08	(e-h)	$0.27	(i-l)	$1.20	(m-p)	$2.30	(g, q-s)
Discontinued operations	0.03				0.04		0.08		0.11

Net earnings	$0.54	(a-d)	$1.08	(e-h)	$0.31	(i-l)	$1.28	(m-p)	$2.41	(g, q-s)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.51	(a-d)	$1.08	(e-h)	$0.27	(i-l)	$1.19	(m-p)	$2.27	(g, q-s)
Discontinued operations	0.03		—		0.04		0.08		0.11

Net earnings	$0.54	(a-d)	$1.08	(e-h)	$0.31	(i-l)	$1.27	(m-p)	$2.38	(g, q-s)

Average Shares of Common Stock Outstanding - Diluted	439.8		435.2		438.2		439.7		436.7

Cash Dividends Per Common Share	$0.2625		$0.2625		$0.2625		$0.7875		$0.7125

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$223	(a-d)	$468	(e-h)	$118	(i-l)	$524	(m-p)	$992	(g, q-s)
Discontinued operations, net of tax	14		—		16		35		49

Net Earnings	$237	(a-d)	$468	(e-h)	$134	(i-l)	$559	(m-p)	$1,041	(g, q-s)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a charge of $1 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(b)	Includes a pre-tax charge of $58 million ($34 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(c)	Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $8 million ($4 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe, and a pre-tax gain of $4 million (a loss of $1 million after taxes) for other items.
(d)	Includes a pre-tax charge of $19 million ($49 million after taxes) for costs associated with the containerboard mill divestitures and a pre-tax gain of $1 million (before and after taxes) for other items.
(e)	Includes a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $18 million ($13 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of the Company’s Shorewood operations, and a pre-tax charge of $1 million ($0 million after taxes) for other items.
(f)	Includes a pre-tax charge of $82 million (a gain of $140 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business.
(g)	Includes a tax benefit of $222 million related to the reduction of the carrying value of the Shorewood business and the write-off of a deferred tax liability associated with Shorewood.
(h)	Includes noncontrolling interest income of $8 million (before and after taxes) associated with the fixed asset impairment of Shorewood Mexico.
(i)	Includes a charge of $2 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(j)	Includes a pre-tax charge of $35 million ($22 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(k)	Includes a pre-tax charge of $10 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and charges of $1 million (before and after taxes) for other items.
(l)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $9 million ($5 million after taxes) for costs associated with the divestiture of the Hueneme mill and two other containerboard mills, a pre-tax charge of $6 million ($4 million after taxes) for an adjustment related to the sale of Shorewood, and pre-tax charges of $1 million (before and after taxes) for other items.
(m)	Includes a pre-tax charge of $20 million ($12 million after taxes) related to the write-up of the Temple-Inland inventories to fair value and a charge of $5 million (before and after taxes) for an inventory write-off related to the xpedx reorganization.
(n)	Includes a pre-tax charge of $136 million ($89 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(o)	Includes a pre-tax charge of $39 million ($24 million after taxes) for debt extinguishment costs, a pre-tax charge of $37 million ($24 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $16 million ($11 million after taxes) for costs associated with the restructuring of the Company’s Packaging business in Europe and a pre-tax gain of $4 million (a loss of $1 million after taxes) for other items.
(p)	Includes a pre-tax charge of $62 million ($38 million after taxes) to adjust the long-lived assets of the Hueneme mill in Oxnard, California to their fair value in anticipation of its divestiture, a pre-tax charge of $28 million ($54 million after taxes) for costs associated with the containerboard mill divestitures, and a pre-tax gain of $1 million ($2 million after taxes) for other items.
(q)	Includes a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(r)	Includes a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $35 million ($23 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of the Company’s Shorewood operations, a pre-tax gain of $21 million ($13 million after taxes) related to a change in estimate resulting in the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill, a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, and pre-tax charges of $8 million ($5 million after taxes) for other items.
(s)	Includes a pre-tax charge of $82 million (a gain of $140 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business, a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business, and a charge of $8 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2012	2011	2012	2012	2011

Earnings Before Special Items	$330	$352	$203	$780	$1,024

Restructuring and other charges	(59)	(32)	(37)	(166)	(70)
Net gains/(losses)on sales/impairments of businesses	(48)	148	(48)	(90)	36
Income tax adjustments	—	—	—	—	(5)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	7

Earnings from Continuing Operations	223	468	118	524	992
Discontinued operations	14	—	16	35	49

Net Earnings as Reported	$237	$468	$134	$559	$1,041

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Diluted Earnings per Common Share	2012	2011	2012	2012	2011

Earnings Per Share Before Special Items	$0.75	$0.81	$0.46	$1.77	$2.34

Restructuring and other charges	(0.13)	(0.07)	(0.08)	(0.38)	(0.16)
Net gains/(losses)on sales/impairments of businesses	(0.11)	0.34	(0.11)	(0.20)	0.08
Income tax adjustments	—	—	—	—	(0.01)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	—	0.02

Earnings Per Common Share from Continuing Operations	0.51	1.08	0.27	1.19	2.27
Discontinued operations	0.03	—	0.04	0.08	0.11

Diluted Earnings per Common Share as Reported	$0.54	$1.08	$0.31	$1.27	$2.38

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2012	2011	2012	2012	2011
Industrial Packaging	$3,335	$2,660	$3,450	$9,900	$7,920
Printing Papers	1,580	1,550	1,510	4,650	4,665
Consumer Packaging	765	955	780	2,355	2,805
Distribution	1,535	1,710	1,500	4,510	5,005
Corporate and Inter-segment Sales	(189)	(243)	(163)	(657)	(728)

Net Sales	$7,026	$6,632	$7,077	$20,758	$19,667

Operating Profit by Industry Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2012		2011		2012		2012		2011
Industrial Packaging	$255	(1)	$293	(5)	$260	(1)	$730	(1)	$841	(5)
Printing Papers	202	(2)	239	(6)	104	(2)	452	(2)	683	(6)
Consumer Packaging	67		30	(7)	57	(3)	227	(3)	97	(7)
Distribution	15	(4)	9	(8)	5	(4)	18	(4)	18	(8)

Operating Profit	539		571		426		1,427		1,639

Interest expense, net	(163)		(130)		(172)		(503)		(403)
Noncontrolling interest/equity earnings adjustment (9)	—		(1)		4		8		6
Corporate items, net	(41)		(34)		(45)		(155)		(114)
Restructuring and other charges	(15)		(25)		(9)		(40)		(86)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$320		$381		$204		$737		$1,042

Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$33		$1		$(25)		$48		$109

(1)	Includes charges of $58 million for the three months ended September 30, 2012, $35 million for the three months ended June 30, 2012 and $136 million for the nine months ended September 30, 2012 for integration costs associated with the Temple-Inland acquisition, charges of $19 million for the three months ended September 30, 2012, $9 million for the three months ended June 30, 2012 and $28 million for the nine months ended September 30, 2012 for costs associated with the divestiture of three containerboard mills, charges of $16 million for the three months and nine months ended September 30, 2012 for costs associated with the restructuring of our Packaging business in Europe, a charge of $62 million for the three months ended June 30, 2012 and the nine months ended September 30, 2012 to adjust the value of the long-lived assets of the Hueneme mill in Oxnard, California to their fair value, a charge of $20 million for the nine months ended September 30, 2012 related to the write-up of the Temple-Inland inventory to fair value and a gain of $6 million for the three months ended September 30, 2012, a charge of $1 million for the three months ended June 30, 2012, and a gain of $5 million for the nine months ended September 30,2012 for other items.
(2)	Includes a gain of $1 million for the three months ended September 30, 2012, a loss of $2 million for the three months ended June 30, 2012, and a net $0 million charge for the nine months ended September 30, 2012 related to the acquisition of Andhra Pradesh Paper Mills Limited.
(3)	Includes a loss of $6 million for the three months ended June 30, 2012 and a gain of $1 million for the nine months ended September 30, 2012 for adjustments related to the sale of the Shorewood business.
(4)	Includes charges of $9 million for the three months ended September 30, 2012, $12 million for the three months ended June 30, 2012 and $42 million for the nine months ended September 30, 2012 for costs associated with the restructuring of the Company’s xpedx operation.
(5)	Includes charges of $8 million for the three months and nine months ended September 30, 2011 for costs associated with signing an agreement to acquire Temple-Inland, a gain of $7 million for the nine months ended September 30, 2011 for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey, and costs of $2 million for the nine months ended September 30, 2011 for additional closure costs for the Etienne mill in France.
(6)	Includes gains of $1 million for the three months ended September 30, 2011 and $22 million for the nine months ended September 30, 2011 related to the repurposing of the Franklin mill, and a charge of $8 million for the nine months ended September 30, 2011 for asset impairment costs associated with the Inverurie mill.
(7)	Includes a charge of $82 million for the three months and nine months ended September 30, 2011 to reduce the carrying value of the Shorewood business to fair market value, a charge of $129 million for the nine months ended September 30, 2011 for a fixed asset impairment for the North American Shorewood business, an $8 million gain for the three and nine months ended September 30, 2011 for noncontrolling interest related to the fixed asset impairment at Shorewood Mexico, and a gain of $1 million the three months ended September 30, 2011 and charges of $2 million for the nine months ended September 30, 2011 for costs associated with the reorganization of the Company’s Shorewood operations.
(8)	Includes charges of $18 million and $35 million for the three months and nine months ended September 30, 2011, respectively, associated with the restructuring of the Company’s xpedx operations.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended September 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$342	$201	$67	$24	$634
Restructuring and other charges	(69)	1	—	(9)	(77)
Net gains (losses) on sales and impairments of businesses	(18)	—	—	—	(18)

Operating Profit as Reported	$255	$202	$67	$15	$539

	Three Months Ended September 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$301	$238	$103	$27	$669
Restructuring and other charges	(8)	1	1	(18)	(24)
Net gains (losses) on sales and impairments of businesses	—	—	(74)	—	(74)

Operating Profit as Reported	$293	$239	$30	$9	$571

	Three Months Ended June 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$367	$106	$63	$17	$553
Restructuring and other charges	(35)	(2)	—	(12)	(49)
Net gains (losses) on sales and impairments of businesses	(72)	—	(6)	—	(78)

Operating Profit as Reported	$260	$104	$57	$5	$426

	Nine Months Ended September 30, 2012
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$987	$452	$226	$60	$1,725
Restructuring and other charges	(167)	—	—	(42)	(209)
Net gains (losses) on sales and impairments of businesses	(90)	—	1	—	(89)

Operating Profit as Reported	$730	$452	$227	$18	$1,427

	Nine Months Ended September 30, 2011
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$844	$669	$302	$53	$1,868
Restructuring and other charges	(10)	22	(2)	(35)	(25)
Net gains (losses) on sales and impairments of businesses	—	(8)	(203)	—	(211)
Bargain purchase price adjustment recorded in equity earnings	7	—	—	—	7

Operating Profit as Reported	$841	$683	$97	$18	$1,639

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2012	2011	2012	2012	2011
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (2)	2,665	1,895	2,795	7,922	5,618
Containerboard (2)	823	614	828	2,400	1,789
Recycling	620	608	597	1,754	1,860
Saturated Kraft	47	38	45	130	122
Bleached Kraft	30	27	32	85	75
European Industrial Packaging	244	244	260	770	783
Asian Box	108	118	100	306	337

Industrial Packaging	4,537	3,544	4,657	13,367	10,584

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	668	657	637	1,990	1,975
European & Russian Uncoated Papers	326	289	311	948	907
Brazilian Uncoated Papers	290	283	295	859	826
Indian Uncoated Papers (3)	59	0	47	185	0

Uncoated Papers	1,343	1,229	1,290	3,982	3,708

Market Pulp (4)	414	347	356	1,155	1,052

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	378	388	388	1,139	1,208
European Coated Paperboard	93	80	88	278	244
Asian Coated Paperboard	242	257	240	719	737

Consumer Packaging	713	725	716	2,136	2,189

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes Temple-Inland volumes from date of acquisition in February 2012.
(3)	Includes APPM volumes from date of acquisition in October 2011.
(4)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	September 30, 2012	December 31, 2011
Assets

Current Assets
Cash and Temporary Investments	$1,275	$3,994
Accounts and Notes Receivable, Net	3,699	3,486
Inventories	2,667	2,320
Deferred Income Tax Assets	512	296
Assets held for sale	613	196
Other	227	164

Total Current Assets	8,993	10,456

Plants, Properties and Equipment, Net	13,923	11,817
Forestlands	618	660
Investments	870	657
Financial Assets of Special Purpose Entities	2,103	—
Goodwill	4,406	2,346
Deferred Charges and Other Assets	1,648	1,082

Total Assets	$32,561	$27,018

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$413	$719
Liabilities held for sale	63	43
Accounts Payable and Accrued Liabilities	4,521	3,976

Total Current Liabilities	4,997	4,738

Long-Term Debt	10,048	9,189
Nonrecourse Financial Liabilities of Special Purpose Entities	2,035	—
Deferred Income Taxes	3,782	2,497
Pension Benefit Obligation	2,597	2,375
Postretirement and Postemployment Benefit Obligation	463	476
Other Liabilities	1,294	758

Equity
Invested Capital	3,445	3,290
Retained Earnings	3,561	3,355

Total Shareholders’ Equity	7,006	6,645

Noncontrolling interests	339	340

Total Equity	7,345	6,985

Total Liabilities and Equity	$32,561	$27,018

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Net earnings	$567	$1,051
Discontinued operations, net of taxes and noncontrolling interests	(35)	(49)

Earnings from continuing operations	$532	$1,002
Depreciation, amortization and cost of timber harvested	1,111	1,011
Deferred income tax expense (benefit), net	192	35
Restructuring and other charges	88	84
Pension plan contribution	(44)	—
Net losses on sales and impairments of businesses	89	219
Equity (earnings) loss, net	(52)	(117)
Periodic pension expense, net	256	146
Other, net	(66)	133
Changes in current assets and liabilities
Accounts and notes receivable	226	(502)
Inventories	23	(85)
Accounts payable and accrued liabilities	(125)	13
Interest payable	65	43
Other	(21)	56

Cash provided by operations - Continuing Operations	2,274	2,038
Cash used for operations - Discontinued Operations	(20)	—

Cash Provided by Operations	2,254	2,038

Investment Activities
Invested in capital projects - continuing operations	(1,001)	(725)
Acquisitions, net of cash acquired	(3,734)	(3)
Proceeds from divestitures	474	50
Equity investment in Ilim	(45)	—
Escrow arrangement	—	(139)
Other	(115)	(76)

Cash used for investment activities - Continuing Operations	(4,421)	(893)
Cash used for investment activities - Discontinued Operations	(61)	—

Cash Used for Investment Activities	(4,482)	(893)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(35)	(30)
Issuance of common stock	60	—
Issuance of debt	2,052	172
Reduction of debt	(2,123)	(284)
Change in book overdrafts	(52)	(27)
Dividends paid	(344)	(312)
Other	(38)	(9)

Cash Provided by (Used for) Financing Activities	(480)	(490)

Effect of Exchange Rate Changes on Cash	(11)	(6)

Change in Cash and Temporary Investments	(2,719)	649
Cash and Temporary Investments
Beginning of the period	3,994	2,073

End of the period	$1,275	$2,722